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Exhibit 5.1

[Paul Hastings Letterhead]

February 8, 2011

Kratos Defense & Security Solutions, Inc.
4820 Eastgate Mall
San Diego, California 92121

Ladies and Gentlemen:

        We have acted as counsel to Kratos Defense & Security Solutions, Inc., a Delaware corporation (the "Company"), in connection with the issuance and sale of up to an aggregate of 4,887,500 shares (the "Shares") of the Company's common stock, par value $0.001 per share, including up to 637,500 shares of common stock that may be sold pursuant to the exercise of an over-allotment option, pursuant to a Registration Statement on Form S-3 (File No. 333-161340) (the "Initial Registration Statement"), filed with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act"), a Registration Statement on Form S-3 (File No. 333-172103) filed with the Commission pursuant to Rule 462(b) of the Act (the "462(b) Registration Statement," and together with the Initial Registration Statement, the "Registration Statements"), the prospectus dated August 21, 2009 (the "Base Prospectus") and the prospectus supplement to be filed with the Commission pursuant to Rule 424(b) under the Act (the "Prospectus Supplement"). The Base Prospectus and the Prospectus Supplement are collectively referred to as the "Prospectus".

        In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of such documents, resolutions, certificates and instruments of the Company, certificates of public officials, statutes, records and such other instruments and documents as we have deemed necessary or appropriate as a basis for the opinion set forth herein, including, without limitation: (i) the Registration Statements; (ii) the Prospectus; (iii) the Company's Amended and Restated Certificate of Incorporation, as amended, certified by the Secretary of State of the State of Delaware; and (iv) the Company's Amended and Restated Bylaws, certified by the Secretary of the Company.

        In addition, we have made such investigations of law as we have deemed necessary or appropriate as a basis for the opinion set forth herein.

        In our examination of the foregoing, we have assumed, without independent investigation or verification: (i) the genuineness of all signatures on all agreements, instruments and other documents submitted to us; (ii) the legal capacity and authority of all persons or entities executing all agreements, instruments and other documents submitted to us; (iii) the authenticity and completeness of all agreements, instruments, corporate records, certificates and other documents submitted to us as originals; (iv) that all agreements, instruments, corporate records, certificates and other documents submitted to us as certified, electronic, facsimile, conformed, photostatic or other copies conform to authentic originals thereof, and that such originals are authentic and complete; (v) the due authorization, execution and delivery of all agreements, instruments and other documents by all parties thereto; (vi) that the statements contained in the certificates and comparable documents of public officials, officers and representatives of the Company and other persons on which we have relied for the purposes of this opinion are true and correct; and (vii) that the officers and directors of the Company have properly exercised their fiduciary duties. As to all questions of fact material to this opinion and as to the materiality of any fact or other matter referred to herein, we have relied (without independent investigation) upon certificates or comparable documents of officers and representatives of the Company.

        Based upon the foregoing, and in reliance thereon, and subject to the limitations, qualifications and exceptions set forth herein, we are of the opinion that the Shares are duly authorized and upon issuance, delivery and payment therefor in the manner contemplated by the Registration Statements and the Prospectus Supplement, will be validly issued, fully paid and nonassessable.

        Without limiting any of the other limitations, exceptions and qualifications stated elsewhere herein, we express no opinion with regard to the applicability or effect of the law of any jurisdiction other than, as in effect as of the date hereof, the Delaware General Corporation Law, the applicable provisions of the Delaware Constitution and reported judicial decisions interpreting these laws.

        This opinion deals only with the specified legal issues expressly addressed herein, and you should not infer any opinion that is not explicitly stated herein from any matter addressed in this opinion.

        We consent to the filing of this opinion as an exhibit to the Registration Statements and to the reference to our firm under the caption "Legal Matters" in the Prospectus Supplement. In giving such consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ Paul, Hastings, Janofsky & Walker LLP

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  Exhibit 5.1